Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-78281) of ScanSource, Inc. dated May 12, 1999;

(2)	Registration Statement (Form S-8 No. 333-36766) of ScanSource, Inc. dated May 11, 2000;

(3)	Registration Statement (Form S-8 No. 333-110220) of ScanSource, Inc. dated November 4, 2003;

(4)	Registration Statement (Form S-8 No. 333-115534) of ScanSource, Inc. dated May 14, 2004;

(5)	Registration Statement (Form S-8 No. 333-144121) of ScanSource, Inc. dated June 28, 2007;

(6)	Registration Statement (Form S-8 No. 333-153653) of ScanSource, Inc. dated September 24, 2008;

(7)	Registration Statement (Form S-8 No. 333-169064) of ScanSource, Inc. dated August 10, 2010;

(8)	Registration Statement (Form S-8 No. 333-192664) of ScanSource, Inc. dated December 5, 2013;

(9)	Registration Statement (Form S-8 No. 333-192665) of ScanSource, Inc. dated December 5, 2013 of our report dated August 26, 2013, with respect to the consolidated financial statements and schedule of ScanSource, Inc. and subsidiaries included in this Annual Report (Form 10-K) of ScanSource, Inc. and subsidiaries for the year ended June 30, 2015.

/s/ Ernst & Young LLP

Greenville, SC
August 27, 2015